UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☐	Preliminary information statement

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☒	Definitive information statement

ELEVATION SERIES TRUST
(Name of Registrant as Specified in Its Charter)

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RiverNorth Patriot ETF

a series of Elevation Series Trust

1700 Broadway, Suite 2100,

Denver, Colorado 80290

1 (877) 774-TRUE (8783)

Dear Shareholder:

The enclosed Information Statement is purely for informational purposes. You are not being asked to vote or take action on any matter. The Information Statement relates to a change to the RiverNorth Patriot ETF’s (the “Fund”) diversification sub-classification and concentration policy. The Fund is a series of Elevation Series Trust (the “Trust”).

As described in the enclosed Information Statement, the Board of Trustees of the Trust (the “Board”) and a shareholder representing a majority of the outstanding voting securities of the Fund has approved (1) a change to the Fund’s sub-classification from diversified to non-diversified; and (2) the adoption of a policy to concentrate (i.e., invest more than 25% of its total assets) its investments in the aerospace and defense industry. These changes will take effect on or about July 8, 2026. The Board is providing this Information Statement to the Fund’s shareholders.

As always, please feel free to contact the Fund at 1 (877) 774-TRUE (8783) with any questions you may have.

Sincerely,

/s/ Bradley Swenson
Bradley Swenson
President
Elevation Series Trust

RiverNorth Patriot ETF

a series of Elevation Series Trust

1700 Broadway, Suite 2100,

Denver, Colorado 80290

1 (877) 774-TRUE (8783)

INFORMATION STATEMENT

This Information Statement is being provided to the shareholders of the RiverNorth Patriot ETF (the “Fund”), a series of Elevation Series Trust (the “Trust”). This Information Statement is being sent in lieu of a proxy statement and pursuant to an approval by the Trust’s Board of Trustees (the “Board”) on June 5, 2026, and an approval executed on June 17, 2026 by written consent of a shareholder of the Fund representing a majority of the outstanding voting securities of the Fund as of June 15, 2026 (the “Record Date”). The Investment Company Act of 1940, as amended (the “1940 Act”), defines majority as the lesser of (1) 67% or more of the votes if more than 50% of such votes are present, or (2) more than 50% of the votes.

Under Section 13(a) of the 1940 Act, no registered investment company shall, unless authorized by the vote of a majority of its outstanding securities, change its sub-classification from diversified to non-diversified or deviate from its policy with respect to concentrating investments in any particular industry or group of industries. The majority of the outstanding voting securities of the Fund is held by one shareholder. The shareholder has, by written consent, approved changing the Fund’s diversification sub-classification and concentration policy, effective as of July 8, 2026.

This Information Statement is being supplied to shareholders to fulfill the notice requirement and will be mailed on or about June 18, 2026, to the Fund’s shareholders of record as of the Record Date. This Information Statement describes the approved changes to the Fund’s diversification sub-classification and concentration policy. As of the Record Date, there were issued and outstanding 130,000 shares of the Fund. Since a shareholder with the majority of the outstanding voting securities of the Fund has already voted to approve the change, the remaining shareholders are not required to, nor entitled to, vote on this matter.

The Fund’s annual report or semi-annual report is available at no charge by visiting www.True-Shares.com or by calling toll free 1 (877) 774-TRUE (8783). The Information Statement will also be available on the Fund’s website.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THIS INFORMATION STATEMENT. THE TRUST IS NOT ASKING YOU FOR A PROXY, AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

CHANGE IN SUB-CLASSIFICATION TO NON-DIVERSIFIED

A “diversified company,” under section 5(b)(1) of the 1940 Act, refers to a fund with the following characteristics: (i) at least 75% of the fund’s total assets is represented by cash, government securities, securities of other investment companies, and other securities limited in respect of any one issuer to an amount not greater than (a) five percent of the total value of the fund and (b) 10 percent of the outstanding voting securities of such issuer. By contrast, a “non-diversified company” refers to funds that are not “diversified companies.”

Historically, the Fund was classified as a diversified company. TrueMark Investments, LLC, the investment adviser to the Fund, and the Board believe that the change to the diversification policy is in the best interests of shareholders because it provides more flexibility in constructing the Fund’s portfolio, potentially allowing the Fund to invest more assets in attractive opportunities than might otherwise be possible if the Fund were subject to the constraints of a diversified company as summarized above.

As a non-diversified company, the Fund will not be subject to the constraints of a diversified company. This means, for example, that the Fund will be able to invest more than 5% of its total assets in the securities of one or more issuers or hold more than 10% of the outstanding voting securities of an issuer. Because a relatively high percentage of a non-diversified fund’s assets may be invested in the securities of a limited number of companies, a change in the value of one or a few the companies’ securities will therefore affect the value of the Fund more than it would affect the value of shares of a diversified fund.

This diversification policy change was approved by the Board on June 5, 2026 and on June 17, 2026, by a shareholder of the Fund representing a majority of the outstanding voting securities of the Fund as of the Record Date, effective July 8, 2026.

ADOPTION OF POLICY TO CONCENTRATE INVESTMENTS

Under Section 8(b)(1)(E) of the 1940 Act, a fund must recite its policy with respect to concentration of investments in a particular industry or group of industries. Concentration means investing 25% or more of a fund’s assets in investments in a particular industry or group of industries.

Historically, the Fund could not invest more than 25% of its total assets in a particular industry or group of industries. TrueMark Investments, LLC, the investment adviser to the Fund, and the Board believe that changing the fundamental investment policy regarding concentration is in the best interests of shareholders because it will permit the Fund to focus more of its investments in the aerospace and defense industry, which the Adviser represented is likely to improve the Fund’s performance for shareholders. In reaching this conclusion, the Board considered the Adviser’s analysis that the change is not expected to result in any material adverse tax consequences to shareholders and that, despite short-term repositioning costs, trading volumes and transaction costs are expected to be lower over the long term. Because a relatively high percentage of the Fund’s assets will be invested in companies in the same industry, the Fund’s portfolio may be more susceptible to any single economic, business, political or regulatory occurrence than a fund that does not concentrate in the industry.

This concentration policy change was approved by the Board on June 5, 2026 and on June 17, 2026, by a shareholder of the Fund representing the majority of the outstanding voting securities of the Fund as of the Record Date, effective July 8, 2026.

OTHER INFORMATION

Operation of the Fund

As of July 8, 2026, the Fund will be a non-diversified series of the Trust and concentrate its investments (i.e., invest more than 25% of its total assets) in the aerospace and defense industry. The Trust is an open-end investment management company organized as a Delaware statutory trust on March 7, 2022 and formed by a Second Amended and Restated Agreement and Declaration of Trust dated September 26, 2022. The Trust’s principal executive offices are located at 1700 Broadway, Suite 2100 Denver, Colorado 80290. The Board supervises the business activities of the Fund. Like other exchange-traded funds, the Fund retains various organizations to perform specialized services. Paralel Distributors LLC, located at 1700 Broadway, Suite 2100 Denver, Colorado 80290, serves as the distributor for the shares of the Fund. State Street Bank & Trust Co., located at One Congress Street, Suite 1 Boston, Massachusetts 02114, serves as the Fund’s transfer agent and custodian. Paralel Technologies LLC, located at 1700 Broadway, Suite 2100 Denver, Colorado 80290, serves as administrator and fund accountant.

Security Ownership of Management and Certain Beneficial Owners

As of the Record Date, the Trustees and officers as a group beneficially owned 0% of the shares of the Fund.

As of the Record Date, the Depository Trust Company (“DTC”) or its nominee is the record owner of all outstanding shares. Investors owning shares are beneficial owners as shown on the records of DTC or its participants.

Shareholder Meetings

The Trust is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust within a reasonable time before the Trust’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.

Delivery of Documents

If you and another shareholder share the same address, the Trust may only send one Information Statement unless you or the other shareholder(s) request(s) otherwise. Call or write to the Trust if you wish to receive a separate copy of the Information Statement and the Trust will promptly mail a copy to you. You may also call or write to the Trust if you wish to receive a separate information statement in the future or if you are receiving multiple copies now and wish to receive a single copy in the future. For such requests, call the Fund at 1 (877) 774-TRUE (8783), or write to the Fund at 1700 Broadway, Suite 2100 Denver, Colorado 80290.

BY ORDER OF THE BOARD OF TRUSTEES

Bradley J. Swenson, President